                                                                     Exhibit 5.1

                            GREENBERG TRAURIG HOFFMAN
                             LIPOFF ROSEN & QUENTEL
                                 200 Park Avenue
                            New York, New York 10166


                                                                  April 30, 1998

Millennium Sports Management, Inc.
Ross' Corner
U.S. Highway 206 and County Route 565
P.O. Box 117
Augusta, New Jersey 07822-0117

           Re:  Post-Effective Amendment No. 2 to
                Registration Statement on Form SB-2
                Millennium Sports Management, Inc.
                Registration No. 333-90

Gentlemen:

     We refer to the public offering of the following securities (collectively, the "Securities") of Millennium Sports Management, Inc., a New Jersey corporation (the "Company"), as described in Post-Effective Amendment No. 2 to Registration Statement on Form SB-2 being filed with the Securities and Exchange Commission on or about the date hereof, as same may subsequently be amended from time to time (the "Registration Statement"):

     1. Up to 4,012,000 Class D Warrants described in the Registration
Statement;

     2. Up to 4,012,000 shares of common stock, no par value (the "Common Stock"), of the Company, issuable upon exercise of the Class D Warrants described in the Registration Statement; and

     3. Up to 2,596,594 shares of Common Stock issuable upon exercise of the 927,355 outstanding Class A Warrants described in the Registration Statement.

     In furnishing our opinion, we have examined copies of the Registration Statement under the Securities Act of 1933, as amended. We have conferred with officers of the Company and have examined the originals or certified, conformed or photostatic copies of such records of the Company, certificates of officers of the Company, certificates of public officials, and such other documents as we have deemed relevant and necessary under the circumstances as the basis of the opinion expressed herein. In all such examinations, we have assumed the authenticity of all documents submitted to us as originals or duplicate originals, the conformity to original documents of all such document copies, the authenticity of the respective originals of such latter

Millennium Sports Management, Inc.
April 30, 1998
Page 2

documents, and the correctness and completeness of such certificates. Finally, we have obtained from officers of the Company such assurances as we have considered necessary for the purposes of this opinion.

     Based upon and subject to the foregoing and such other matters of fact and questions of law as we have deemed relevant in the circumstances, and in reliance thereon, it is our opinion that, when and if:

          (a) The Registration Statement shall have become effective, as the same may hereafter be amended; and

          (b) The applicable purchase price for the Class D Warrants, and the applicable exercise price of the Class A Warrants or Class D Warrants (as the case may be), described in the Registration Statement shall have been paid;

then and upon the happening of each of the events set forth in paragraph (a) and
(b) above:

     The subject Securities, upon execution and delivery of proper certificates therefor, will be duly authorized, validly issued and outstanding, fully paid and nonassessable shares of Common Stock and warrants of the Company, as the case may be.

     The undersigned hereby consent to the use of their name in the Registration Statement and in the Prospectus forming a part thereof, to references to this opinion contained therein under the caption of such Prospectus entitled "Legal Matters," and to the inclusion of this opinion in the Exhibits to the Registration Statement.

     This opinion is limited to the matters herein, and may not be relied upon in any manner by any other person or used for any other purpose other than in connection with the corporate authority for the issuance of the Securities pursuant to and as contemplated by the Registration Statement.

                                                Very truly yours,

                                                GREENBERG TRAURIG HOFFMAN
                                                LIPOFF ROSEN & QUENTEL



                                                By: /s/ Shahe Sinanian
                                                    ------------------------
                                                      Authorized Signatory